Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AtlasClear Holdings, Inc. of our report dated September 29, 2025, relating to our audits of the June 30, 2025 and 2024 consolidated financial statements of AtlasClear Holdings, Inc. Our audit report included an explanatory paragraph relating to AtlasClear Holdings, Inc.’s ability to continue as a going concern.

/s/ Haynie

Haynie

Salt Lake City, Utah

June 8, 2026